

<ARTICLE>                  5
<LEGEND>

     This schedule contains summary financial information extracted from the Company's financial statements and is qualified in its entirety by reference to such financial statements.

</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   DEC-31-2000
<CASH>                                           2,083,500 <F1>
<SECURITIES>                                       927,500 <F2>
<RECEIVABLES>                                   16,794,600 <F3>
<ALLOWANCES>                                       306,800
<INVENTORY>                                              0
<CURRENT-ASSETS>                                         0
<PP&E>                                             336,900
<DEPRECIATION>                                     182,900
<TOTAL-ASSETS>                                  20,819,400
<CURRENT-LIABILITIES>                                    0
<BONDS>                                            441,000
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                        750,000
<COMMON>                                         1,209,400
<OTHER-SE>                                         129,800 <F4>
<TOTAL-LIABILITY-AND-EQUITY>                    20,819,400
<SALES>                                                  0
<TOTAL-REVENUES>                                 2,444,800
<CGS>                                                    0
<TOTAL-COSTS>                                      770,800
<OTHER-EXPENSES>                                   910,000 <F5>
<LOSS-PROVISION>                                   354,200
<INTEREST-EXPENSE>                               1,152,400
<INCOME-PRETAX>                                   (742,600)
<INCOME-TAX>                                      (262,800)
<INCOME-CONTINUING>                               (479,800)
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                          (45,500)
<NET-INCOME>                                      (525,300)
<EPS-BASIC>                                              0
<EPS-DILUTED>                                            0


<F1> Includes  $551,300 of cash held in  segregated  accounts for  investors and $866,700 of cash held in segregated accounts related to servicing agreements and securitization transactions.
<F2> Includes  $494,600  of  actively  managed  fixed  maturity  securities  and
     $432,900 of interest-only securities.
<F3> Includes $12,797,200 of finance receivables - securitized.
<F4> Includes retained earnings of $268,900 and accumulated other comprehensive losses of $139,100.
<F5> Represents an impairment  charge of $515,700 to  write  down the  carrying value of interest-only securities and servicing rights and $394,300 of special charges.


